Exhibit 99.2
Q2 FY 2014 Investor Call Greg Dougherty Chief Executive Officer February 4, 2014 Pete Mangan Chief Financial Officer
Safe Harbor Statement TO BE UPDATED This presentation, in association with Oclaro's second quarter fiscal year 2014 financial results conference call, contains statements about management's future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro's target business model, including financial guidance for the fiscal quarter ending March 29, 2014 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) Oclaro's restructuring plans and the status of those efforts, (iii) simplifying Oclaro's operating footprint, and (iv) Oclaro's market position and future operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "will," "should," "outlook," "could," "target," "model," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the effect of receiving a "going concern" statement in our auditors report on our 2013 consolidated financial statements, (ii) the future performance of Oclaro and its ability to effectively restructure its operations and business following the sale of its Zurich and Amplifier businesses in accordance with its business plan, (iii) our ability to effectively and efficiently transition to an outsourced back-end assembly and test model, (iv) the potential inability to realize the expected benefits of asset dispositions, (v) the sale of businesses which may or may not arise in connection with executing our restructuring plans, (vi) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (vii) our ability to meet or exceed our gross margin expectations, (viii) the effects of fluctuating product mix on our results, (ix) our ability to timely develop and commercialize new products, (x) our ability to reduce costs and operating expenses, (xi) our ability to respond to evolving technologies and customer requirements and demands, (xii) our dependence on a limited number of customers for a significant percentage of our revenues, (xiii) our ability to maintain strong relationships with certain customers, (xiv) our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, (xv) our ability to timely capitalize on any increase in market demand, (xvi) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xvii) competition and pricing pressure, (xviii) the risks associated with our international operations, (xix) the outcome of tax audits or similar proceedings, (xx) the outcome of pending litigation against the company, (xxi) Oclaro's ability to maintain or increase its cash reserves and obtain debt or equity-based financing on terms acceptable to it or at all, and (xxii) other factors described in Oclaro's most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro's view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro's views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.
Financial Results #s TO BE CONFIRMED (1) See reconciliation to comparable GAAP numbers in financial tables of press release dated February 4, 2014.
Revenue by Product Group TO BE Confirmed Includes 40 Gb/s and 100 Gb/s transponders and transceivers Includes 10 Gb/s transponders and transceivers Includes lasers for the medical device, display and printer markets
Amplifier and Micro-Optics Sale Purchase price of $88.6 million Cash proceeds $5 million for option to purchase received on Sept. 12, 2013 (included in Q114 cash balances) Future $4 million of cash for holdbacks to be paid to Oclaro in Q315 $79.6 million of cash received at close of sale on Nov. 1, 2013 (included in Q214 cash balances) Offsets include: ~$16.2 million of net assets sold ~$2.7 million of deal related fees Recorded a gain in GAAP net income of $69.5 million in Q214
Q3 FY2014 Guidance* $ in Millions Guidance Ranges Revenues $93 million - $103 million Non-GAAP Gross Margin % 13% - 17% Adjusted EBITDA ($13 million) - ($9 million) *Guidance provided on February 4, 2014 for quarter ending March 29, 2014
THANK YOU.